PURCHASE AGREEMENT

THIS AGREEMENT dated as of the 25th day of June, 2007.

BETWEEN:

YELLOWCAKE RESOURCES INC., of
Suite 680, P.O. Box 12575, 1066 West Hastings Street,
Vancouver, BC V6E 3X1 Canada

(hereinafter called the “Vendor”)

AND:

TEKAZ MINING CORP., of
31-6465 184A Street
Surrey, BC V3S 8X9

(hereinafter called the “Purchaser”)

WHEREAS:

A.                     The Vendor is the beneficial owner of the property described in Schedule “A” hereto (the “Property”);

B.                     The Vendor wishes to sell an undivided 100% interest in and to the Property to the Purchaser and the Purchaser wishes to acquire such interest pursuant to the terms and conditions hereinafter set out;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

VENDOR’S REPRESENTATIONS AND WARRANTIES

1.                     The Vendor represents and warrants to the Purchaser that:

(a)	It is the beneficial owner of an undivided l00% interest in and to the Property;

(b)

The claims comprising the Property have been, to the best of the information and belief of the Vendor, properly located and staked and recorded in compliance with the laws of the jurisdiction in which they are situate, are accurately described in Schedule “A” and are valid and subsisting mineral claims as at the date of this Agreement;

(c)

The Property is in good standing under all applicable laws and regulations, all assessment work required to be performed and filed has been performed and filed, all taxes and other payments have been paid and all filings have been made;

(d)

The Property is free and clear of any encumbrances, liens or charges and neither the Vendor nor, to the best of the Vendor’s knowledge, any of its predecessors in interest or title, have done anything whereby the Property may be encumbered;

(e)

It has the right to enter into this Agreement and to deal with the Property in accordance with the terms of this Agreement, there are no disputes over the title to the Property, and no other party has any interest in the Property or the production therefrom or any right to acquire any such interest; and

(f)	It is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, amalgamation or continuation.

PURCHASER’S REPRESENTATIONS AND WARRANTIES

2.                     The Purchaser represents and warrants to the Vendor that:

(a)	it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation, amalgamation or continuation;

(b)	it is lawfully authorized to hold mineral claims and real property under the laws of the jurisdiction in which the Property is situate;

(c)

it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Purchaser or any shareholders’ or directors’ resolution, indenture, agreement or other instrument whatsoever to which the Purchaser is a party or by which it is bound or to which it or the Property may be subject;

(d)

no proceedings are pending for, and the Purchaser is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Purchaser or the placing of the Purchaser in bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

3.                     The representations and warranties in this Agreement shall survive the closing of this transaction and shall apply to all assignments, conveyances, transfers and documents delivered in connection with this Agreement and there shall not be any merger of any representations and warranties in such assignments, conveyances, transfers or documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived. The Vendor shall have the right to waive any representation and warranty made by the Purchaser in the Vendor’s favour without prejudice to any of its rights with respect to any other breach by the Purchaser and the Purchaser shall have the same right with respect to any of the Vendor’s representations in the Purchaser’s favour.

PURCHASE AND SALE

4.                     The Vendor hereby sells and assigns and the Purchaser hereby purchases an undivided 100% interest in and to the Property for the sum of $200,000 the receipt of which is hereby acknowledged.

ROYALTY

5.	(a)	The Purchaser shall pay to the Vendor a royalty equal to 3% or 15% (as the case may be) of Net Smelter Returns (the “Royalty”) on the terms and conditions as set out in Schedule “B”.

(b)

Installments of the Royalty payable shall be paid by the Purchaser to the Vendor immediately upon the receipt by the Purchaser of the payment from the smelter, refinery or other place of treatment of the proceeds of sale of the minerals, ore, concentrates or other product from the Property.

(c)

Within 120 days after the end of each fiscal year, commencing with the year in which production from the Property occurs, the accounts of the Purchaser relating to operations on the Property and the statement of operations, which shall include the statement of calculation of Royalty for the year last completed, shall be audited by the auditors of the Purchaser at its expense. The Vendor shall have 45 days after receipt of such statements to question the accuracy thereof in writing and, failing such objection, the statements shall be deemed to be correct and unimpeachable thereafter.

(d)

If such audited financial statements disclose any overpayment of Royalty by the Purchaser during the fiscal year, the amount of the overpayment shall be deducted from future installments of Royalty payable.

(e)	If such audited financial statements disclose any underpayment of Royalty by the Purchaser during the year, the amount thereof shall be paid to the Vendor forthwith after determination thereof.

(f)

The Purchaser agrees to maintain for each mining operation on the Property, up-to-date and complete records relating to the production and sale of minerals, ore, bullion and other product from the Property, including accounts, records, statements and returns relating to treatment and smelting arrangements of such product, and the Vendor or its agents shall have the right at all reasonable times, including for a period of 12 months following the expiration or termination of this Agreement, to inspect such records, statements and returns and make copies thereof at its own expense for the purpose of verifying the amount of Royalty payments to be made by the Purchaser to the Vendor pursuant hereto. The Vendor shall have the right to have such accounts audited by independent auditors at its own expense once each fiscal year.

RECORDING OF AGREEMENT

6.                     The Vendor shall be entitled to record this Agreement or a memorandum in respect of this Agreement against the title to the Property.

FURTHER ASSURANCES

7.                     Concurrently with the execution of this Agreement the Vendor shall execute or cause to be executed a Transfer of Mineral Dispositionsor such other documents as the Purchaser may reasonable require transferring a 100% interest subject to the Royalty in and to the Property to the Purchaser which the Purchaser shall be at liberty to record forthwith. The parties shall execute all further documents or assurances as may be required to carry out the full intent of this Agreement.

NOTICE

8.                     Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered, telegraphed or telecopied to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or telegraphed or, if given by telecopier, shall be deemed conclusively to be the next business day. Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

PAYMENT

9.                     All references to monies hereunder will be in Canadian funds. All payments to be made to any party hereunder may be made by cheque mailed or delivered to such party to its address for notice purposes as provided herein, or for the account of such party at such bank in Canada as such party may designate from time to time by written notice. Such bank will be deemed the agent of the designating party for the purpose of receiving, collecting and receipting such payment.

CONTRACT WORK ON PROPERTY

10.                     The Purchaser shall employ Dahrouge Geological Consultants Ltd. at their customary rates to perform any work on the Property unless they shall decline or be unavailable to perform such services.

PERIMITER

11.                     For the purposes of this Agreement and the Royalty, the Property shall include any additional claims staked by the Purchaser, or on behalf of the Purchaser, within 100 kilometers of the claims described in Schedule “A”.

GENDER

12.                     Wherever the singular or neuter are used herein the same shall be deemed to include the plural, feminine or masculine.

ASSIGNMENT

13.                     The Purchaser shall not sell, transfer or assign any interest in the Property without the prior consent of the Vendor.

ENUREMENT

14.                     This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

INDEPENDENT LEGAL ADVICE

15.                     This Agreement has been prepared by O’Neill Law Corporation acting on behalf of the Vendor only and the Purchaser acknowledges that it has been advised to obtain independent legal advice.

COUNTERPART EXECUTION

16.                     This Agreement may be executed in several parts in the same form and such parts as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

YELLOWCAKE RESOURCES INC.

per:     /s/ Mark A. Reynolds
           _________________________
           Mark A. Reynolds, President

TEKAZ MINING CORP.

per:     /s/ Curt White
           _________________________
           Curt White, President

SCHEDULE “A”

THE PROPERTY

	Mining
Permit No.	District	Location	Area (ha)	Map Sheet	Record Date

MPP 1253	Northern	Hydichuk Lake Area	41003	64-L-02	20/12/2006

MPP 1255	Northern	Hydichuk Lake Area	39584	64-L-02	20/12/2006

SCHEDULE “B”

NET SMELTER RETURNS

1.                     For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

(a)	“Commencement of Commercial Production” means:

(i)

if a mill is located on the Property, the last day of a period of 40 consecutive days in which, for not less than 30 days, the mill processed ore from the Property at 60% of its rated concentrating capacity; or

(ii)

if a mill is not located on the Property, the last day of a period of 30 consecutive days during which ore has been shipped from the Property on a reasonably regular basis for the purpose of earning revenues, but any period of time during which ore or concentrate is shipped from the Property for testing purposes or during which milling operations are undertaken as initial tune-up, shall not be taken into account in determining the date of Commencement of Commercial Production.

(b)	“Net Smelter Returns” shall mean the gross proceeds received by the Purchaser in any year from the sale of Product from the mining operation on the Property, less successively:

(i) the cost of transportation of such Product to a smelter or other place of treatment, and

(ii) smelter and treatment charges;

(c)	“Ore” shall mean any material containing a mineral or minerals of commercial economic value mined from the Property; and

(d)

“Product” shall mean Ore mined from the Property and any concentrates or other materials or products derived therefrom, but if any such Ore, concentrates or other materials or products are further treated as part of the mining operation in respect of the Property, such Ore, concentrates or other materials or products shall not be considered to be “Product” until after they have been so treated.

2.                     For the purposes of calculating the amount of Royalty payable to the Vendor hereunder, if, after the Commencement of Commercial Production, the Purchaser sells any

2

Product to one of its subsidiaries or affiliates, and if the sale price of such Product is not negotiated on an arm’s-length basis, the Purchaser shall for the purposes of calculating Net Smelter Returns only and notwithstanding the actual amount of such sale price, add to the proceeds from the sale of such Product an amount which would be sufficient to make such sale price represent a reasonable net sale price for such Product as if negotiated at arm’s length and after taking into account all pertinent circumstances including, without limitation, then current market conditions relating to Ore, concentrates or products similar to such Product.

3.                     The Purchaser shall by notice inform the Vendor of the quantum of such reasonable net sale price and, if the Vendor does not object thereto, within 60 days after receipt of such notice, said quantum shall be final and binding for the purposes of this Agreement.

4.                     The Purchaser may remove reasonable quantities of Ore and rock from the Property for the purpose of bulk sampling and of testing, and there shall be no Royalty payable to the Vendor with respect thereto unless revenues are derived therefrom.

5.                     The Purchaser shall have the right to commingle with ores from the Property, ore produced from other properties, provided that prior to such commingling, the Purchaser shall adopt and employ reasonable practices and procedures for weighing, determination of moisture content, sampling and assaying, as well as utilize reasonable accurate recovery factors in order to determine the amounts of products derived from, or attributable to Ore mined and produced from the Property. The Purchaser shall maintain accurate records of the results of such sampling, weighing and analysis as pertaining to ore mined and produced from the Property.

Increase in Royalty

The parties agree that during any period that the price of Uranium, as quoted by Kitco Metals or the New York Mercantile Exchange, shall exceed $100 per pound, the Royalty shall be increased to 15% of net smelter returns as calculated above.